UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governor's Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On May 15, 2013, Vantiv, LLC (the “Borrower”), an indirect subsidiary of Vantiv, Inc. (the “Company”), completed the refinancing of its existing senior secured credit facilities (the “Debt Refinancing”) and entered into a loan agreement, dated May 15, 2013, among the Borrower, various lenders from time to time party thereto, Fifth Third Bank, as Syndication Agent, Credit Suisse AG, Morgan Stanley MUFG Loan Partners, LLC, Goldman Sachs Bank USA, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Wells Fargo Bank, National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A. as Administrative Agent.
The loan agreement provides a senior secured credit facility (the “Senior Secured Credit Facility”) comprised of a $1,850.0 million tranche A term loan facility maturing in May 2018 and a $250.0 million revolving credit facility maturing in May 2018. The term loans amortize on a basis of 1.25% during each of the first eight quarters, 1.875% during each of the second eight quarters and 2.50% during the final quarters with a balloon payment at maturity. The revolving credit facility includes a $75.0 million swing line facility and a $40.0 million letter of credit facility. Additionally, subject to certain terms and conditions, the loan agreement will permit the incurrence of one or more uncommitted incremental facilities under the Borrower’s loan agreement in an amount (i) up to $400.0 million of additional debt plus (ii) an unlimited amount of additional debt so long as, in the case of such unlimited amounts, the Borrower’s first lien leverage ratio does not exceed 3.25:1.00.
The obligations under the Senior Secured Credit Facility are unconditional and are guaranteed by Vantiv Holding, LLC, a majority-owned subsidiary of the Company (“Vantiv Holding”), and certain of the Borrower’s existing and subsequently acquired or organized domestic subsidiaries. The Senior Secured Credit Facility and related guarantees are secured on a first-priority basis (subject to liens permitted under the loan agreement) in substantially all the tangible and intangible assets of any obligors, including all of the capital stock held by such obligors (subject to a 65% limitation on pledges of capital stock of foreign subsidiaries and domestic holding companies of foreign subsidiaries), subject to certain exceptions.
Interest on all loans under the Senior Secured Credit Facility is payable either quarterly or at the expiration of any LIBOR interest period applicable thereto. Borrowings under the Senior Secured Credit Facility accrue interest at a rate equal to, at the Borrower’s option, a base rate or LIBOR plus an applicable margin. The applicable margin is based on the Borrower’s leverage ratio, ranging from 125 to 200 basis points in the case of LIBOR and 25 to 100 basis points in the case of the base rate.
Subject to LIBOR breakage fees, the Borrower will be permitted to make voluntary prepayments on all loans at any time without premium or penalty. The Borrower is generally required to prepay borrowings under the Senior Secured Credit Facility with (1) 100% of the net proceeds the Borrower receives from the incurrence of debt obligations other than debt obligations otherwise permitted under the loan agreement and (2) 100% of the net proceeds in excess of $5 million individually and $10 million in the aggregate in any fiscal year the Borrower receives from specified asset sales or as a result of a casualty or condemnation, subject to reinvestment provisions.
The Senior Secured Credit Facility requires the Borrower to maintain a maximum leverage ratio (based upon the ratio of total funded debt to consolidated EBITDA, as defined in the loan agreement) and a minimum interest coverage ratio (based upon the ratio of consolidated EBITDA to interest expense), which will be tested quarterly based on the last four fiscal quarters. The required financial ratios become more restrictive over time, with the specific ratios required by period set forth in the following table:

Period	Leverage Ratio (must not exceed)	Interest Coverage Ratio (must exceed)
September 30, 2013 to September 30, 2014	4.75 to 1.00	3.50 to 1.00
December 31, 2014 to September 30, 2015	4.25 to 1.00	4.00 to 1.00
December 31, 2015 to September 30, 2016	4.00 to 1.00	4.00 to 1.00
December 31, 2016 and thereafter	3.75 to 1.00	4.00 to 1.00

The Senior Secured Credit Facility also contains a number of affirmative and restrictive covenants, including limitations on the incurrence of additional debt, liens on property, acquisitions and investments, loans and guarantees, mergers, consolidations, liquidations and dissolutions, asset sales, dividends and other payments in respect of the Borrower’s capital stock, prepayments of certain debt, transactions with affiliates and modifications of the Borrower’s organizational documents. The loan agreement also contains customary events of default.
The Debt Refinancing increased the amount of debt on the Company’s balance sheet by approximately $650 million, of which $400 million was used to fund the Company’s share repurchase described under Item 8.01 below. Proceeds from the additional debt incurred but not used to consummate the share repurchase will be used for general corporate purposes. As of May 15, 2013, the revolving credit facility was undrawn.
The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the loan agreement, which is filed as Exhibit 10.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.
On May 15, 2013, the Company issued 16,396,310 shares of Class A common stock, par value $0.00001 per share (the “Shares”), to Fifth Third Bank in a transaction that was not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, as the sale of the Shares did not involve a public offering. The Shares were issued in exchange for 16,396,310 Class B units in Vantiv Holding held by the Fifth Third Bank pursuant to the terms of the Exchange Agreement, dated as of March 21, 2012 (the “Exchange Agreement”), that the Company and Vantiv Holding entered into with Fifth Third Bank at the time of the Company’s initial public offering. As a result of such exchange, such Class B units were cancelled and the same number of Class A units of Vantiv Holding were issued to the Company. An equivalent number of shares of the Company’s Class B common stock were cancelled. The exchange occurred prior to and in connection with the consummation of the Offering described under Item 8.01.

Item 8.01	Other Events.
On May 15, 2013, the Company announced that the offering by certain of its selling stockholders of 38,600,000 shares of the Company’s Class A common stock (the “Offering”) had closed and that the underwriters exercised their option to purchase an additional 2,114,704 shares of the Company’s Class A common stock from the selling stockholders. The selling stockholders received all of the proceeds from the Offering. No shares were sold by the Company. The Company also announced on May 15, 2013 that it had completed the Debt Refinancing and the repurchase of 17,452,958 shares of the Company’s Class A common stock, which were sold in the Offering, directly from the underwriters of the Offering at a price of $22.91875 per share. The repurchased shares will be cancelled and no longer outstanding following the completion of the Offering. The consummation of the share repurchase, the Debt Refinancing and the Offering were all contingent on each other. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1
Loan Agreement, dated as of May 15, 2013, among Vantiv, LLC, the Lenders party thereto from time to time, JPMorgan Chase, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto.

99.1	Press Release issued on May 15, 2013 by Vantiv, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: May 20, 2013	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Loan Agreement, dated as of May 15, 2013, among Vantiv, LLC, the Lenders party thereto from time to time, JPMorgan Chase, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto.

99.1	Press Release issued on May 15, 2013 by Vantiv, Inc.

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